Exhibit 4.4

Execution Version

FIRST AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF APRIL 18, 2019

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

This First Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “First Amendment”) dated as of April 18, 2019, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.                 The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.                  The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1   Section 1.02. Section 1.02 is hereby amended by:

(a) amending or adding the following defined terms to read as follows:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019 and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“First Amendment Effective Date” means April 18, 2019.

“HG Acquisition” means the acquisition of certain Oil and Gas Properties by Alliance Petroleum Co LLC pursuant to the terms and conditions of the HG Acquisition Documents.

“HG Acquisition Documents” (a) the Purchase and Sale Agreement between HG Energy II Appalachia, LLC, as Seller, and the Borrower, as Buyer, dated March 27, 2019 as assigned by the Borrower to Alliance Petroleum Co LLC pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated as of April 18, 2019 by and between the Borrower and Alliance Petroleum Co LLC, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“HG Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower or any Guarantor pursuant to the HG Acquisition Documents.

(b) amending the grid in the definition of “Applicable Margin” to read as follows:

		>25% and	>50% and	>75% and
Borrowing Base Utilization Percentage	<25%	<50%	<75%	<90%	>90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

2.2   Amendment to Section 8.15. Section 8.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.15 Swap Agreements. On each April 1st and October 1st, the Loan Parties shall be party to Swap Agreements (including without limitation puts and floors) in respect of commodities the net notional volumes for which (when aggregated with other commodity Swap Agreements then in effect (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements)) equal at least:

(a)                (A) 75% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of crude oil as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 18 month period from such April 1st and October 1st, as applicable, and (B) 50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of crude oil as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 18 month period thereafter;

(b)               (A) 75% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 18 month period from such April 1st and October 1st, as applicable, and (B) 50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 18 month period thereafter; and

(c)               75% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas liquids as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 18 month period from such April 1st and October 1st, as applicable.

The amounts set forth in Sections 8.15(a), (b) and (c) being the “Minimum Required Volume”.

2.3   Amendment to Article VIII. Article VIII is hereby amended by adding the following new Section 8.20:

“Section 8.20  Swap Agreements. The Minimum Required Volume for the HG Acquisition Properties shall be (i) 25% hedged within 30 days of the First Amendment Effective Date, (ii) 50% hedged within 60 days of the First Amendment Effective Date, (iii) 75% hedged within 90 days of the First Amendment Effective Date and (iv) 100% hedged within 120 days of the First Amendment Effective Date and maintained at 100% hedged thereafter. For the avoidance of doubt, the Borrower shall be in compliance with the Minimum Required Volumes on all of its Oil and Gas Properties by the date that is 120 days after the First Amendment Effective Date.”

2.4   Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)     Ratio of Total Net Debt to EBITDAX. The Borrower will not, as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2019, permit its ratio of Total Net Debt as of such last day to EBITDAX for the period of four Fiscal Quarters then ending on such day to exceed 3.75 to 1.00; provided that for purposes of this Section 9.01(a), Section 9.02(i), Section 9.04(a) and Section 9.04(b), EBITDAX for the four Fiscal Quarters ending (i) June 30, 2019, shall equal EBITDAX for the Fiscal Quarter then ending multiplied by 4, (ii) September 30, 2019, shall equal EBITDAX for the two Fiscal Quarters then ending multiplied by 2 and (iii) December 31, 2019, shall equal EBITDAX for the three Fiscal Quarters then ending multiplied by 4/3.”

Section 3. Borrowing Base. From and after the First Amendment Effective Date until the next Scheduled Redetermination, the Borrowing Base shall be $950,000,000. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement.

Section 4. Assignments and Reallocations. For an agreed consideration, the existing Lenders (the “Existing Lenders”) have agreed among themselves to assign portions of their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and to allow Compass Bank and DNB Capital LLC (collectively, the “New Lenders”) to acquire their interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. Each of the Administrative Agent and the Borrower hereby consents to (a) such assignments of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and (b) the New Lenders’ acquisition of interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. The assignments by the Existing Lenders necessary to effect the reallocation of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and the assumptions by the New Lenders necessary for them to acquire such interests are hereby consummated pursuant to the terms and provisions of this First Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender, including the New Lenders, hereby consummates such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date (as defined therein) being the First Amendment Effective Date); provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignments and assumptions, and (ii) if any New Lender is a Non-US Lender it shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 5.03(g). On the First Amendment Effective Date and after giving effect to such assignments and assumptions, the Applicable Percentage and Maximum Credit Amount of each Lender shall be as set forth in Annex I hereto. Each Lender, including the New Lenders, hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I hereto.

Section 5. Effectiveness. This First Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “First Amendment Effective Date”):

5.1                The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this First Amendment from the Borrower, each Guarantor, and each Lender.

5.2               The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the Parent has successfully priced and closed an offering of its Equity Interests of not less than $225.0 million which was provided to the Borrower to fund, in part, the HG Acquisition.

5.3               The Administrative Agent shall have received duly executed Mortgages and be reasonably satisfied that, upon recording such Mortgages, in each case, in the appropriate filing offices, it shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties.

5.4               The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying: (i) that Alliance Petroleum Co LLC has or is concurrently consummating the HG Acquisition in accordance with the terms of the HG Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the HG Acquisition Properties contemplated by the HG Acquisition Documents; (ii) as to the final purchase price for the HG Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the HG Acquisition Documents and specifying, by category, the amount of such adjustment; and (iii) that attached thereto is a true and complete list of the HG Acquisition Properties which have been excluded from the HG Acquisition pursuant to the terms of the HG Acquisition Documents, specifying with respect thereto the basis of exclusion; (b) a true and complete executed copy of each of the HG Acquisition Documents, including original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the HG Acquisition Properties; (c) monthly lease operating statements for the HG Acquisition Properties for the period January 2018 through January 2019. and (d) such other related documents and information as the Administrative Agent shall have reasonably requested.

5.5               The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties.

5.6              The Borrower shall have provided to the Administrative Agent copies of any material environmental due diligence documents in its possession with respect to the HG Acquisition Properties including Phase I Reports, if any, at least five (5) days prior to the First Amendment Effective Date.

5.7               The Administrative Agent shall have received releases in form and substance reasonably satisfactory to it releasing all Liens encumbering the HG Acquisition Properties, other than those permitted by Section 9.03.

5.8               The Administrative Agent shall have received executed Notes for each Lender that requests one.

5.9               There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed prior to the First Amendment Effective Date.

5.10             The Borrower shall have paid all amounts due and payable on or prior to the First Amendment Effective Date to the extent invoiced two (2) Business Days prior to the First Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 6. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Miscellaneous. (a) On and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this First Amendment; (b) the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this First Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this First Amendment.

Section 8. Ratification and Affirmation; Representations and Warranties.

8.1 The Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the First Amendment Effective Date, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 9. Loan Document. This First Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

SECTION 10. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FIRST AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Robert R. Huston, Jr.
	Name:	Robert R. Huston, Jr.
	Title:	Chief Executive Officer

GUARANTORS:	DIVERSIFIED RESOURCES, INC.
M & R INVESTMENTS, LLC
M & R INVESTMENTS OHIO, LLC
MARSHALL GAS & OIL CORPORATION
R & K OIL AND GAS, INC.
FUND 1 DR, LLC
DIVERSIFIED OIL & GAS, LLC
DIVERSIFIED APPALACHIAN GROUP, LLC
DIVERSIFIED ENERGY LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS PIPELINE TENNESSEE, LLC
ALLIANCE PETROLEUM CO LLC
DIVERSIFIED ENERGY MARKETING LLC
DIVERSIFIED SOUTHERN MIDSTREAM LLC
DIVERSIFIED SOUTHERN PRODUCTION LLC
CORE APPALACHIA HOLDING CO LLC
CORE APPALACHIA OPERATING LLC
CORE APPALACHIA MIDSTREAM LLC
CORE APPALACHIA PRODUCTION LLC
CORE APPALACHIA COMPRESSION LLC

By:	/s/ Robert Hutson, Jr.
Name:	Robert Hutson, Jr.
Title:	Chief Executive Officer

Signature Page

Diversified Gas & Oil Corporation – First Amendment

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent, Joint Lead Arranger, Joint Boor
Runner and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

BRANCH BANKING AND TRUST COMPANY, as a
Joint Lead Arranger, Joint Bookrunner, Co-Syndication
Agent and a Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	VP

Signature Page

Diversified Gas & Oil Corporation – First Amendment

CITIZENS BANK, N.A., as a Joint Lead Arranger,
Joint Bookrunner, Co-Syndication Agent and a Lender

By	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

ROYAL BANK OF CANADA, as a Joint Lead
Arranger, Joint Bookrunner, Co-Syndication Agent and
a Lender

By	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – First Amendment

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH, as a Co-Document Agent and
a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – First Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-
Document Agent

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	Senior Vice President

DNB CAPITAL LLC, as a Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

THE HUNTINGTON NATIONAL BANK, as a Co-
Documentation Agent and a Lender

By:	/s/ Joshua D. Elsea
Name:	Joshua D. Elsea
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – First Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-
Documentation Agent and a Lender

By:	/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Joseph Cariello
Name :	Joseph Cariello
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – First Amendment

COMPASS BANK, as a Lender

By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

IBERIABANK, as a Lender

By:	/s/ Blake Norris
Name:	Blake Norris
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – First Amendment

FIRST TENNESSEE BANK NA, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – First Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]

Annex I